UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

American Realty Funds Corporation
(Exact name of registrant as specified in its charter)

Tennessee	27-1952547
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

501 S. Euclid Avenue Bay City, Michigan 48706	48706
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered:
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:  333-170888 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001

(Title of Class)

Item 1.

Description of Registrant's Securities to be Registered

Description of the registrant’s common stock is set forth under “Description of Securities” contained in the prospectus included in the registrant’s Registration Statement on Form S-11 (File No. 333-170888) as originally filed with the Securities and Exchange Commission on December 1, 2010 (the “Registration Statement”), and is hereby incorporated by reference in response to this Item.

Item 2.

Exhibits

3.1

Certificate of Incorporation (incorporated by reference to the Registration Statement filed on December 1, 2010).

3.2

Bylaws (incorporated by reference to the Registration Statement filed on December 1, 2010).

3.3

Articles of Amendment 2/22/10 (incorporated by reference to the Registration Statement filed on December 1, 2010).

3.4

Articles of Amendment 11/28/10 (incorporated by reference to the Registration Statement filed on December 1, 2010).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	American Realty Funds Corporation
Date:	June 6, 2011

By:	/s/ Joel Wilson
Joel Wilson
Co-Chief Executive Officer